MARKETRING.COM, INC.


                               AMENDMENT NO. 1 TO

                              1999 STOCK OPTION AND

                         STOCK APPRECIATION RIGHTS PLAN



     Section 9 of the 1999 Stock Option and Stock Appreciation Rights Plan of Marketring.com, Inc. is hereby amended and restated in its entirety, as follows:

     "9. Exercise of Incentive Awards.

     (a) Except as otherwise provided herein, an Incentive Award, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee, in its sole discretion, at the time the Incentive Award is granted. Unless otherwise determined by the Committee, (i) no Option or Rights may be exercised until the second anniversary of the date on which the Option or Rights were granted, (ii) twenty-five percent (25%) of the Rights may be exercised, or the Shares subject to an Option may be purchased, on or after the second anniversary of the date of grant, and (iii) an additional twenty-five percent (25%) of the Rights may be exercised, or the Shares subject to the Option may be purchased, on or after each of the third, fourth and fifth anniversaries, respectively, of the date of grant, but prior to the expiration date of the Option or Rights. Notwithstanding the foregoing, all or any part of any remaining unexercised Options or Rights granted to any person may be exercised upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration (but such exercise shall in no event occur during the six-month period commencing on the later of the date of grant of the Incentive Award or the date of shareholder approval of the
Plan).


     (b) An Option shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Treasurer or an officer of the Corporation appointed by the Chief Executive Officer or the Chairman of the Board for the purpose of receiving the same. The notice of exercise may be delivered on, before or after the first date on which the Option may be exercised with respect to the Shares purchased (but no later than the last date on which the Option is exercisable according to other provisions of this Plan). If the notice is delivered before such first date, then the Option shall be deemed to have been exercised on such first date (regardless of whether or not such first date is a business day). Payment of the full purchase price shall be made as follows: in cash, or by check payable to the order of the Corporation, or by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option, or by such other methods as the Committee may permit from time to time; provided, however, that a holder may not use any Shares acquired pursuant to the exercise of an Option granted under this Plan or any other stock option plan maintained by the Corporation or any Subsidiary unless the holder has beneficially owned such Shares for at least six months.

**References to MarketRing.com, Inc. are references to Matria Healthcare, Inc.

     (c) Within a reasonable time after the exercise of an Option, the Corporation shall cause to be issued and delivered, to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto an Option certificate with respect to the number of Shares equal to the difference between the number of Shares of the Option certificate surrendered at the time of the exercise of the Option and the number of Shares with respect to which the Option was so exercised, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

     (d) Rights shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Rights certificate, and a specification of the percentage of the Rights which the holder desires to exercise. Within a reasonable time thereafter, the Corporation shall cause to be delivered and/or issued to the person entitled thereto, the amount of cash and/or a certificate for the number of Shares determined in accordance with
Section 7 hereof. If the Rights shall have been exercised with respect to less than all of the Shares subject thereto, the Corporation shall also cause to be delivered to the person entitled thereto a Rights certificate with respect to the difference between the number of Shares of the Rights certificate surrendered at the time of the exercise of the Rights and the number of Shares with respect to which the Rights were so exercised, or the original Rights certificate shall be endorsed to give effect to the partial exercise thereof.

     (e) Notwithstanding any other provision of the Plan or of any Option or Rights, no Option or Rights granted pursuant to the Plan may be exercised at any time when the Option or Rights or the granting or exercise thereof violates any law or governmental order or regulation."

     DATED this 14th day of July, 2000.

                                            MARKETRING.COM,  INC.

ATTEST:
                                            By:_________________________________
_________________________________              Robert W. Kelley, Jr.
Jeanne N. Bateman, Secretary                   President and CEO

[CORPORATE  SEAL]